Exhibit 99.1

Kymera Therapeutics Announces Second Quarter 2024 Financial Results and Provides a Business Update

Sanofi plans to expand KT-474/SAR444656 (IRAK4) Phase 2 clinical trials in HS and AD to accelerate overall development timelines following interim analysis of safety and efficacy data

STAT6 degrader program on track to initiate Phase 1 in second half of 2024 with data in first half of 2025; TYK2 degrader program on track to initiate and complete Phase 1 in 2025

Data from KT-253 (MDM2) and KT-333 (STAT3) oncology degrader programs presented at ASCO and EHA, with major responses in liquid and solid tumors; Phase 1a dose escalation studies expected to complete enrollment in second half of 2024

Well-capitalized with $702 million in cash as of June 30, 2024, and runway into the first half of 2027

Company to hold call and webcast today at 8:30 a.m. ET

Watertown, Mass. (August 7, 2024) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing a new class of small molecule medicines using targeted protein degradation (TPD), today reported financial results for the second quarter ended June 30, 2024, and provided business highlights and updates on its pipeline of protein degraders.

“This past quarter, we’ve shared important updates across our pipeline, including announcing Sanofi’s plan to expand the KT-474 Phase 2 program in HS and AD to more rapidly progress toward pivotal trials. We continue to be excited about the potential of IRAK4 degradation to address significant unmet needs in immuno-inflammatory diseases with an oral drug, as well as by Sanofi’s expanded commitment to the program,” said Nello Mainolfi, PhD, Founder, President and CEO, Kymera Therapeutics. “Additionally, we have further de-risked the safety profile of our first-in-class STAT6 degrader, KT-621, in IND-enabling studies. Based on the molecule’s highly encouraging safety in all preclinical testing, along with the compelling preclinical efficacy, we are excited to advance the program into the Phase 1 study in the second half of this year. Looking forward, we have several key inflection points as we advance our degraders into and through clinical evaluation, and we are excited by the opportunity to drive meaningful improvements in the standard of care for patients.”

Business Highlights, Recent Developments and Upcoming Milestones

IRAK4 Degrader Program

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In July, the Company announced that following a review of interim KT-474/SAR444656 safety and efficacy data by an Independent Data Review Committee, Sanofi informed Kymera that it intends to expand the ongoing Hidradenitis Suppurativa (HS) and Atopic Dermatitis (AD) Phase 2 trials to accelerate overall timelines and inform future registrational trials. The Company plans to provide further information once available, including trial designs and updated timing for the expanded Phase 2 data readouts.

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In July, results from the Company’s non-interventional trial evaluating IRAK4 expression in patients with HS were published in the Journal of Investigative Dermatology. The results showed overexpression of IRAK4 protein in active HS skin lesions that correlated with upregulation of gene transcripts for multiple disease-relevant mediators of inflammation, supporting the role of IRAK4 signaling in HS. Additionally, KT-474 decreased IRAK4 protein levels and inhibited proinflammatory cytokine gene expression in monocytes ex vivo, further validating the potential of IRAK4 degradation to impact the clinical manifestations of HS, AD, and potentially other TLR/IL-1R-driven immuno-inflammatory diseases.

STAT6 Degrader Program

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In May, Kymera presented new preclinical data at the American Thoracic Society (ATS) Annual Meeting showing that in the intranasal house dust mite-induced asthma model in IL-4/IL-4Rα humanized mice, Kymera’s first-in-class orally administered STAT6 degrader, KT-621, demonstrated excellent in vivo efficacy comparable to an IL-4Rα saturating dose of dupilumab included in the same study. KT-621 robustly blocked TH2 inflammation including B cell activation, eosinophil recruitment, serum IgE and HDM-specific IgG1 induction, and reduced disease severity in the lung in this model. KT-621 also was well tolerated with daily dosing for 30 days.
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Additionally in May, KT-621 preclinical data was presented at Digestive Disease Week demonstrating reversal of IL-13 stimulatory effects on esophageal smooth muscle cells, an important cell type involved in the pathophysiology of eosinophilic esophagitis.
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The Company plans to share additional KT-621 preclinical data at upcoming medical meetings, including the European Academy of Dermatology and Venereology (EADV) Congress, being held September 25-28, 2024, in Amsterdam, Netherlands.
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The Company has completed IND-enabling studies, without any adverse safety findings in any doses of the GLP toxicology studies, and intends to initiate a Phase 1 clinical trial for KT-621 in the second half of 2024 and expects data from the Phase 1 trial to be reported in the first half of 2025.

TYK2 Degrader Program

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Kymera unveiled its first-in-class oral TYK2 degrader, KT-294, at its Immunology R&D Day in January 2024. The Company plans to share additional preclinical data on its TYK2 degrader program at upcoming medical meetings and intends to initiate a Phase 1 clinical trial in first half of 2025, with data from the Phase 1 trial expected to be reported later that year.

MDM2 Degrader Program

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In June, Kymera shared new clinical data from its ongoing KT-253 Phase 1 trial at the American Society of Clinical Oncology (ASCO) Annual Meeting. The data, presented through an April 9, 2024, cut-off, showed strong proof of mechanism as well as antitumor activity in multiple tumor types shown to be sensitive in preclinical models, including responses in one of two evaluable patients with Merkel cell carcinoma and two of two patients with post-myeloproliferative neoplasm acute myeloid leukemia (post-MPN AML) without the hematological toxicity typically seen with traditional small molecule inhibitors.
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Dose escalation in the KT-253 Phase 1a clinical trial is ongoing in both Arm A (solid tumors and lymphomas) and Arm B (high grade myeloid malignancies). The Company expects to complete enrollment in the second half of 2024 and subsequently to share the Phase 1a data set as well as guidance on next development steps.
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Kymera is developing a biomarker-based patient selection strategy for subsequent development beyond Phase 1a and plans to present data later in 2024 at a medical meeting.

STAT3 Degrader Program

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In April, Kymera presented new preclinical data in a late-breaking research session at the American Association for Cancer Research Annual Meeting showing the structural and molecular mechanisms underlying the anti-tumor activity of its novel STAT3 degrader, KT-333. Additionally, for the first time, Kymera disclosed VHL as the ideal E3 ligase for potent, selective, rapid, and consistent STAT3 degradation in cancer models.

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In June, Kymera shared new clinical data from its ongoing KT-333 Phase 1 trial at the European Hematology Association Annual Meeting. The data, presented through a June 3, 2024, cut-off, showed antitumor responses in hematological malignancies with high unmet need, including relapsed/refractory classic Hodgkin’s lymphoma, cutaneous T-cell lymphoma, and NK-cell lymphoma, at doses that were generally well-tolerated. Complete responses were observed in two of three heavily pretreated Hodgkin’s lymphoma patients, with both patients moving to potentially curative stem cell transplants after treatment. KT-333 demonstrated proof of mechanism with evidence of robust STAT3 degradation in blood and tumor. Induction of an IFN-γ stimulated gene signature predictive of sensitivity to anti-PD1 was seen in both peripheral blood and tumor, suggestive of favorable immunomodulatory response in the tumor microenvironment following KT-333 treatment and supporting a potential novel combination partner with anti-PD-1 drugs in solid tumors.

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The Phase 1a clinical trial is ongoing with enrollment focused on Hodgkin’s lymphoma based on encouraging clinical responses. Additionally, the Company is exploring opportunities for future expansion into solid tumors in combination with immune checkpoint inhibitors and other targeted therapies. The Company expects to complete enrollment of the Phase 1a trial and share data in the second half of 2024.

Corporate Updates

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In April the Company announced that Felix J. Baker, PhD, was appointed to the Company’s Board of Directors. Additionally, in June, the Company announced Joanna Horobin, MD, ChB, who served on the Board of Directors for six years, retired from her position.
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In May, the Company held its annual Month of Service partnering with eight organizations addressing food insecurity, homelessness, educational STEM programs, and other causes. Kymera employees volunteered more than 375 cumulative hours to give back to local communities in the greater Boston area.

Program Background Information

For more information on Kymera’s pipeline visit our website.

Financial Results

Collaboration Revenues: Collaboration revenues were $25.7 million for the second quarter of 2024, compared to $16.5 million for the same period of 2023. Collaboration revenues in the second quarter of 2024 were all attributable to the Company’s Sanofi collaboration.

Research and Development Expenses: Research and development expenses were $59.2 million for the second quarter of 2024, compared to $45.8 million for the same period of 2023. This increase was primarily due to increased expenses related to the investment in the Company’s STAT6 degrader program, platform and discovery programs, as well as an increase in occupancy and related costs due to continued growth in the research and development organization. Stock based compensation expenses included in R&D were $7.3 million for the second quarter of 2024, compared to $5.7 million for the same period in 2023.

General and Administrative Expenses: General and administrative expenses were $17.4 million for the second quarter of 2024, compared to $14.1 million for the same period of 2023. The increase was primarily due to an increase in legal and professional service fees in support of the Company’s growth and an increase in personnel, facility, occupancy, and other expenses to support growth as a public company. Stock based compensation expenses included in G&A were $7.1 million for the second quarter of 2024 compared to $5.5 million for the same period in 2023.

Net Loss: Net loss was $42.1 million for the second quarter of 2024 compared to a net loss of $38.8 million for the same period of 2023.

Cash and Cash Equivalents: As of June 30, 2024, Kymera had $702 million in cash, cash equivalents, and investments. Kymera expects that its cash and cash equivalents will provide the Company with an anticipated cash runway into the first half of 2027. Its existing cash is expected to take the Company beyond the Phase 2 data for KT-474, as well as additional proof-of-concept data for KT-253 and KT-333, and several clinical inflection points for its STAT6 and TYK2 programs while Kymera continues to identify opportunities to accelerate growth and expand its pipeline, technologies and clinical indications.

Conference Call

Kymera will host a conference call and webcast today, August 7, 2024, at 8:30 a.m. ET. To access the conference call via phone, please dial +1 (833) 630-2127 or +1 (412) 317-1846 (International) and ask to join the Kymera Therapeutics call. A live webcast of the event will be available under News and Events in the Investors section of the Company’s website at www.kymeratx.com. A replay of the webcast will be archived and available following the event for three months.

About Kymera Therapeutics

Kymera is a clinical-stage biotechnology company pioneering the field of targeted protein degradation (TPD) to develop medicines that address critical health problems and have the potential to dramatically improve patients’ lives. Kymera is deploying TPD to address disease targets and pathways inaccessible with conventional therapeutics. Having advanced the first degrader into the clinic for immunological diseases, Kymera is focused on delivering oral small molecule degraders to provide a new generation of convenient, highly effective therapies for patients with these conditions. Kymera is also progressing degrader oncology programs that target undrugged or poorly drugged proteins to create new ways to fight cancer. Founded in 2016, Kymera has been recognized as one of Boston’s top workplaces for the past several years. For more information about our science, pipeline and people, please visit www.kymeratx.com or follow us on X (previously Twitter) or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements by Kymera Therapeutics regarding its: strategy, business plans and objectives for its clinical programs; Sanofi’s intent to expand the Phase 2 clinical trials of KT- 474/SAR444656; plans and timelines for the preclinical and clinical development of its product candidates, including the therapeutic potential, clinical benefits and safety thereof; expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials; the ability to initiate new clinical programs; and Kymera's financial condition and expected cash runway into the first half of 2027. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of Kymera Therapeutics' drug candidates; the risk that the results of current preclinical studies and clinical trials may not be predictive of future results in connection with current or future preclinical and clinical trials, including those for KT- 474/SAR444656, KT-333 and KT-253 and its preclinical programs STAT6 and TYK2; Kymera Therapeutics' ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Kymera Therapeutics' planned interactions with regulatory authorities; obtaining, maintaining and protecting its intellectual property; the risks associated with pandemics or epidemics; and Kymera Therapeutics' relationships with its existing and future collaboration partners. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in the

Annual Report on Form 10-K for the period ended December 31, 2023, and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics' subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

KYMERA THERAPEUTICS, INC. Consolidated Balance Sheets (In thousands, except share and per share amounts) (Unaudited)
	June 30, 2024	December 31, 2023
Assets
Cash, cash equivalents and marketable securities	$ 702,398	$ 436,315
Property and equipment, net	51,735	48,134
Right-of-use assets, operating lease	48,704	52,945
Other assets	23,184	38,365
Total assets	$ 826,021	$ 575,759
Liabilities and Stockholders’ Equity
Deferred revenue	$ 22,448	$ 54,651
Operating lease liabilities	86,246	82,096
Other liabilities	32,403	44,041
Total liabilities	141,097	180,788
Total stockholders’ equity	684,924	394,971
Total liabilities and stockholders’ equity	$ 826,021	$ 575,759

KYMERA THERAPEUTICS, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Collaboration Revenue	$ 25,650	$ 16,513	$ 35,937	$ 25,979

Operating expenses:
Research and development	$ 59,202	$ 45,767	$ 108,021	$ 87,994
General and administrative	17,373	14,129	31,747	26,694
Impairment of long-lived assets	—	—	4,925	—
Total operating expenses	76,575	59,896	144,693	114,688
Loss from operations	(50,925)	(43,383)	(108,756)	(88,709)
Other income (expense):
Interest and other income	8,924	4,632	18,268	9,085
Interest and other expense	(61)	(48)	(131)	(103)
Total other income	8,863	4,584	18,137	8,982
Net loss attributable to common stockholders	$ (42,062)	$ (38,799)	$ (90,619)	$ (79,727)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.58)	$ (0.67)	$ (1.26)	$ (1.37)
Weighted average common stock outstanding, basic and diluted	73,059,398	58,326,963	71,908,963	58,257,387

Investor & Media Contact: Justine Koenigsberg Vice President, Investor Relations investors@kymeratx.com media@kymeratx.com 857-285-5300